Exhibit 10.4

THE SECURITES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VEIW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

PROMISSORY NOTE

$626,063.60	November 13, 2004
Palo Alto, California

            For value received, Symphony Service Corp., a Delaware corporation (the “Company”), promises to pay to nStor Technologies, Inc. (the “Holder”), the principal sum of Six Hundred Twenty-six Thousand Sixty-three Dollars and Sixty Cents ($626,063.60).  Interest shall accrue from the date of this Note on the unpaid principal at amount a rate equal to 5.0% per annum, compounded annually.  This Note is one of six notes containing substantially identical terms and conditions issued pursuant to that certain Stock Purchase Agreement, dated September 15, 2004, by and between the Company, Palo Alto Acquisition Corporation and the shareholders of Stonehouse Technologies, Inc. (the “Purchase Agreement”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.  Such notes are referred to herein as the “Notes”.  This Note is subject to the following terms and conditions.

             1.         Maturity.  This Note will automatically mature and be due and payable on the 12-month anniversary of the Closing Date (the “Maturity Date”).  Interest shall accrue on this Note but shall not be due and payable until the Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

             2.         Payment; Prepayment.  All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.  Prepayment of this Note may be made at any time without penalty.

             3.         Offset Rights to Principal Amount.  Notwithstanding anything to the contrary contained herein, if the Final Working Capital as determined in accordance with Section 1.3 of the Purchase Agreement is less than $800,000, then the principal amount of this Note shall be automatically adjusted in accordance with Section 1.3(b) of the Purchase Agreement.

             4.         Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates in accordance with the terms of the Purchase Agreement.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer, in form satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.

             5.         Governing Law.  This Note and all acts and transaction pursuant hereto and the rights and obligation of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

             6.         Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Company and the Holder.  Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Holder and each transferee of any Note.

                                                                                     COMPANY:

                                                                                     SYMPHONY SERVICE CORP.

                                                                                     By: /s/ Jeff Van Zanten
                                                                                     Name: Jeff Van Zanten
                                                                                     Title: Chief Financial Officer

                                                                                     Address:
                                                                                                 4015 Miranda Avenue
                                                                                                 Palo Alto, California  94303